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                                                                    EXHIBIT 3.2

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                     DIVISION OF OF CORPORATIONS
                                                      FILED 09:00 AM 12/03/1997
                                                         971411712 - 243932

                                 CERTIFICATE FOR

                         RENEWAL AND REVIVAL OF CHARTER

Cable & Group South, Inc., a corporation organized under the laws of the
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State of Delaware, the charter of which was voided for non-payment of taxes, now desires a restoration, renewal and revival of its charter and hereby certifies as follows:

1. The name of this corporation is Cable Group South, Inc.
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2. Its registered office in the State of Delaware is located at 1313 N. Market
Street, Wilmington, DE 19801-1151, County of New Castle. The name and address of its registered agent is The Company Corporation, address "same as above".

3. The date of filing of the original Certificate of incorporation in Delaware was 10/05/94.
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4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 29th day of February, 1996 same being prior to the
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date of the expiration of the charter. This renewal and revival of the charter is to be perpetual.

5. This corporation was duly organized and carried out the business authorized by its charter until the 01 day of March AD. 1996 at which time its charter
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became inoperative and void for non-payment of taxes and this certificate of renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of Charters, David Mead, its last and acting
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authorized officer has hereunto set his/her hand to this certificate this
1st day of December 1997.
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                                          BY: /s/ David Mead
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                            TITLE OF OFFICER:    President
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